Exhibit T3A-7

CERTIFICATE OF AMENDMENT OF APPLICATION FOR AUTHORITY OF

NEEDLE ACQUISITION CORP.

(Under Section 1309 of the

New York Business Corporation Law)

FIRST: The name of the corporation as said name appears on the index of names of existing domestic and foreign corporations of any type or kind in the New York Department of State is Needle Acquisition Corp. (the “Corporation”).

SECOND: The jurisdiction of incorporation of the Corporation is Delaware.

THIRD: The date the Corporation was authorized to do business in the State of New York is December 11, 1997.

FOURTH: The amendment of the Application for Authority hereby effected is as follows:

“To change the name of the Corporation in the State of New York. The statement of the name of the Corporation in the Application for Authority of the Corporation, as now in force and effect, is amended to read as follows:

“B.G. Sulzle, Inc.”

FIFTH: The change of name of the Corporation herein stated was effected under the laws of the jurisdiction of incorporation of the Corporation on December 31, 1998.

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated: December 2, 1998

NEEDLE ACQUISITION CORP., a Delaware corporation

By:	/s/ R.C. Gluth
R.C. Gluth, Vice President

STATE OF ILLINOIS	)
	)	SS.

COUNTY OF COOK	)

On this 2 day of December, 1998, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared R.C. Gluth to me personally known, who being duly sworn did say that he is the person who signed the foregoing Certificate of Amendment of Application for Authority; that he signed the same in the capacity set opposite or beneath this signature thereon; that he has read said certificate and knows the contents thereof; and that the statements contained are true to his own knowledge.

WITNESS my hand and official seal.

/s/ JEAN FOWLER
Notary Public

2

CERTIFICATE OF AMENDMENT OF APPLICATION FOR AUTHORITY OF

NEEDLE ACQUISITION CORP.

(Under Section 1309

of the New York Business Corporation Law)

FILER:	Suzanne M. Knoll
Neal, Gerber & Eisenberg
Two North LaSalle Street Suite 2200
Chicago, IL 60602
058846SAM

217

3

State of New York	}	ss:
Department of State

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on Dec. 18 1998

/s/
Special Deputy Secretary of State
DOS-1266 (5/96)

CERTIFICATE OF MERGER OF B.G. SULZLE, INC. INTO NEEDLE ACQUISITION CORP.

UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

We, the undersigned, R.C. Gluth and Robert W. Webb, being respectively the Vice President and the Secretary of B.G. Sulzle, Inc., and R.C. Gluth and Robert W. Webb, being respectively the Vice President and the Secretary of Needle Acquisition Corp., hereby certify:

1. That the name and state of incorporation of each of the constituent corporations is as follows:

NAME:	STATE OF INCORPORATION

B.G. Sulzle, Inc.	New York
Needle Acquisition Corp.	Delaware

2. That the name of the surviving corporation is Needle Acquisition Corp. (“Needle” or the “Surviving Corporation”).

3. That the Surviving Corporation was incorporated under the laws of the State of Delaware on the 14th day of November, 1997 and filed an Application for Authority to do Business in New York on the 11th day of December, 1997.

4. That B.G. Sulzle, Inc. filed its Certificate of Incorporation in New York on January 19, 1948.

5. That B.G. Sulzle, Inc. has issued 30 shares of Class A voting common stock, $100.00 par value per share, all of which are owned by Needle, and 257 shares of Class B non-voting common stock, $100.00 par value per share, all of which are owned by Needle.

6. That the merger was adopted by B.G. Sulzle, Inc. by affirmative vote of the holders of all of the outstanding shares entitled to vote thereon.

7. That the merger is permitted by the laws of the jurisdiction of Needle and is in compliance therewith.

8. That Needle has complied with the applicable provisions of the laws of the State of Delaware under which it is incorporated, and this merger is permitted by such laws.

9. That Needle agrees that it may be served with process in the State of New York in any action or special proceeding for the enforcement of any liability or obligation of B.G. Sulzle, Inc., previously amendable to suit in the State of New York, and for the enforcement under the New York Business Corporation Law, of the

1

right of shareholders of B.G. Sulzle, Inc. to receive payment for their shares against Needle; and it designates the Secretary of State of New York as its agent upon whom process may be served in the manner set forth in paragraph (b) of section 306 of the New York Business Corporation Law, in any action or special proceeding. The post office address to which the Secretary of State shall mail a copy of any process against it served upon him is 225 West Washington Street, 19th Floor, Chicago, Illinois 60606. Such post office address shall supersede any prior address designated as the address to which process shall be mailed.

10. Needle agrees that, subject to the provision of Section 623 of the New York Business Corporation Law, it will promptly pay to the shareholders the amount, if any, to which they shall be entitled under the provisions of the New York Business Corporation Law, relating to the right of shareholders to receive payment for their shares.

11. Each of the constituent corporations hereby certifies that all fees and taxes (including penalties and interest) administered by the department of taxation and finance which are then due and payable by B.G. Sulzle, Inc. have been paid and that a cessation franchise tax report through the anticipated date of the merger has been filed by B.G. Sulzle, Inc. and Needle hereby agrees that it will within thirty days after the filing of the certificate of merger file the cessation franchise tax report, if an estimated report was previously filed, and promptly pay to the department of taxation and finance all fees and taxes (including penalties and interest), if any, due to the department of taxation and finance by B.G. Sulzle, Inc.

12 . The merger shall be effective on the 31st day of December, 1998.

IN WITNESS WHEREOF, we have signed this certificate on the 2 day of December, 1998 and we affirm the statements contained therein as true under penalties of perjury.

B.G. SULZLE, INC. , a New York corporation

By:	/s/ R.C. Gluth
R.C. Gluth, Vice President

By:	/s/ Robert W. Webb
Robert W. Webb, Secretary

2

NEEDLE ACQUISITION CORP., a Delaware corporation

By:	/s/ R.C. Gluth
R.C. Gluth, Vice President

By:	/s/ Robert W. Webb
Robert W. Webb, Secretary

3

CERTIFICATE OF MERGER OF B.G. SULZLE, INC. INTO NEEDLE ACQUISITION CORP.

UNDER SECTION 907 OF THE BUSINESS CORPORATION LAW

FILER:	Suzanne M. Knoll
Neal, Gerber & Eisenberg
Two North LaSalle Street Suite 2200
Chicago, IL 60602
058846SAM

4

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“B.G. SULZLE, INC.”, A NEW YORK CORPORATION,

WITH AND INTO “NEEDLE ACQUISITION CORP.” UNDER THE NAME OF “B.G SULZLE, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINTH DAY OF DECEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1998.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State
2821481 8100M	AUTHENTICATION:	9450418
981473147	DATE:	12-09-98

CERTIFICATE OF OWNERSHIP

AND MERGER OF

B.G. SULZLE, INC.

WITH AND INTO

NEEDLE ACQUISITION CORP.

NEEDLE ACQUISITION CORP., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

SECOND: That the Corporation owns all of the issued and outstanding shares of capital stock of B.G. Sulzle, Inc., a New York corporation (“B.G. Sulzle”).

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on December 2, 1998, determined to merge B.G. Sulzle into the Corporation on the conditions set forth in such resolutions:

WHEREAS, the Corporation owns all of the issued and outstanding shares of each class of stock of B.G. Sulzle, Inc., a New York corporation (the “Subsidiary”);

WHEREAS, the Board of Directors of the Corporation deems it to be in the best interests of the Corporation to adopt an Agreement and Plan of Merger in the form submitted to the directors herewith, providing for the merger of the Subsidiary into the Corporation effective as of 5:00 p.m. Eastern Standard Time on December 31, 1998 (the “Plan of Merger”); and

WHEREAS, in connection with the Plan of Merger, the Board of Directors of the Corporation deems it to be in the best interests of the Corporation to amend its Certificate of Incorporation to change its name to “B.G. Sulzle, Inc.” (the “Amendment”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan of Merger be, and it hereby is, approved;

FURTHER RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

FIRST: The name of the Corporation is “B.G. Sulzle, Inc.”

FURTHER RESOLVED, that a meeting of the stockholders of the Corporation be called to consider the Amendment unless stockholder approval is otherwise obtained in accordance with Delaware law;

FOURTH: That the effective time of the Certificate of Ownership and Merger, and the time when the merger therein certified shall become effective, shall be as of 5:00 p.m. Eastern Standard Time on December 31, 1998.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by R.C. Gluth, its Vice President this 2 day of December, 1998.

NEEDLE ACQUISITION CORP., a Delaware corporation

By:	/s/ R.C. Gluth
R.C. Gluth, Vice President

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “NEEDLE ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF NOVEMBER, A.D. 1997, AT 9 O’CLOCK A.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

	/s/ Edward J. Freel
	Edward J. Freel, Secretary of State
2821481 8100	AUTHENTICATION:	8759871
971390054	DATE:	11-17-97

CERTIFICATE OF INCORPORATION OF

NEEDLE ACQUISITION CORP.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is;

NEEDLE ACQUISITION CORP.

SECOND: The registered office of the corporation is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware, 19805-1297. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one thousand (1,000) designated as common stock with a par value of One Dollar ($1.00) per share.

FIFTH: The name and address of the Incorporator are as follows:

NAME:	ADDRESS

Patricia Cosentino	32 North LaSalle Street Chicago, Illinois 60602

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens and all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3) The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holder of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise by open to legal attack because of directors’ interest or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: The personal liability of Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.

/s/ Patricia Cosentino
Incorporator Patricia Cosentino